                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       BT PREFERRED CAPITAL TRUST I            BANKERS TRUST NEW YORK CORPORATION
------------------------------------------  ----------------------------------------
  (Exact Name of Registrant as Specified     (Exact Name of Registrant as Specified
             in Its Charter)                            in Its Charter)

                 DELAWARE                                  NEW YORK
------------------------------------------  ----------------------------------------
 (State of Incorporation or Organization)  (State of Incorporation or Organization)

               51-6506259                                  13-6180473
------------------------------------------  ----------------------------------------
             (I.R.S. Employer                           (I.R.S. Employer
           Identification no.)                       Identification no.)

  c/o Bankers Trust New York Corporation
         One Bankers Trust Plaza                    One Bankers Trust Plaza
            130 Liberty Street                         130 Liberty Street
            New York, New York                         New York, New York
------------------------------------------  ----------------------------------------
 (Address of Principal Executive Offices)   (Address of Principal Executive Offices)

                  10006                                      10006
------------------------------------------  ----------------------------------------
                (Zip Code)                                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                     Name of Each Exchange on which
Title of Each Class to               Each Class is to be Registered
be so Registered
-----------------------------------  ------------------------------------------

__% Preferred Securities, Series I, New York Stock Exchange liquidation amount $25 per share

Guarantee Agreement of the           New York Stock Exchange
Guarantor
========================================================================

                        -------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
------------------------------------------------------------------------
                                (Title of class)

Item 1. Description of Registrants' Securities to be Registered

        The description of the __% Preferred Securities, Series I, liquidation amount $25 per share (the "Preferred Securities"), of BT Preferred Capital Trust I (the "Issuer Trust"), and of the Gurantee Agreement of Bankers Trust New York Corporation (the "Corporation") to be registered hereunder is incorporated herein by reference to the information contained under the headings "Description of Preferred Securities", "Description of Junior Subordinated Debentures", "Description of Gurarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements" in the final form of the Prospectus and under the headings "Certain Terms of Preferred Securities", "Certain Terms of Junior Subordinated Debentures" and "Certain Terms of Guarantee" in the Prospectus Supplement in each case forming a part of the Registration Statement on Form S-3 (Registration Nos. 333-15089 and 333-15089-01 through 04) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 30, 1996. The final Prospectus and Prospectus Supplement will be filed by the Corporation and the Issuer Trust pursuant to Rule 424(b) of the Securities Act of 1933 subsequent to the date of this Registration Statement on Form 8-A and prior to the termination of the offering of the Preferred Securities and shall be deemed incorporated by reference herein and to be part hereof from the date such documents are filed.

        The form of Amended and Restated Declaration of Trust of the Issuer Trust specifying the terms and provisions of the Preferred Securities, which includes as Exhibit E thereto the form of Preferred Security, and the form of Guarantee Agreement are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such agreements.

Item 2. Exhibits

Exhibit
Number                            Description
-------                           -----------

1. Certificate of Trust of the Issuer Trust (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration Statement Nos. 333-15089 and 333-15089-01 through 04) filed on October 30, 1996 (the "Registration Statement")).

2. Form of Amended and Restated Declaration of Trust of the Issuer Trust, which includes as Exhibit E thereto the form of Preferred Security (incorporated herein by reference to Exhibit 4.10 to Pre-Effective Amendment No. 1 to the Registration Statement filed on January 23,
        1997).

Exhibit
Number                          Description
-------                         -----------

3. Form of Guarantee Agreement to be executed and delivered by the Corporation for the benefit of the holders of the Preferred Securities (incorporated herein by reference to Exhibit 4.12 to Pre-Effective Amendment No. 1 to the Registration Statement filed on January 23,
        1997).

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, BT Preferred Capital Trust I and Bankers Trust New York Corporation have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 31, 1997

                                        BT PREFERRED CAPITAL TRUST I
                                        (Registrant)

                                        By:  BANKERS TRUST NEW YORK
                                             CORPORATION, as Depositor


                                        By: /s/ Gordon S. Calder, Jr.
                                           --------------------------------
                                           Name:  Gordon S. Calder, Jr.
                                           Title: Senior Vice President


                                        BANKERS TRUST NEW YORK CORPORATION


                                        By: /s/ Gordon S. Calder, Jr.
                                           ---------------------------------
                                           Name:  Gordon S. Calder, Jr.
                                           Title: Senior Vice President

                               INDEX TO EXHIBITS


                                                        Sequentially
Exhibit                                                   Numbered
Number                               Exhibit                Page
-------                              -------            ------------

1. Certificate of Trust of the Issuer Trust (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration Statement Nos.333-15089 and 333-15089-01 through 04) filed on October 30, 1996 (the "Registration Statement")).

2. Form of Amended and Restated Declaration of Trust of the Issuer Trust, which includes as Exhibit E thereto the form of Preferred Security (incorporated herein by reference to Exhibit 4.10 to Pre-Effective Amendment No. 1 to the Registration Statement filed on January 23,
        1997).

3. Form of Guarantee Agreement to be executed and delivered by the Corporation for the benefit of the holders of the Preferred Securities (incorporated herein by reference to Exhibit 4.12 to Pre-Effective Amendment No.1 to the Registation Statement filed on January 23, 1997).